UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2010
QUESTCOR PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

California	001-14758	33-0476164

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3260 Whipple Road, Union City, California	94587
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 400-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 28, 2010, Questcor Pharmaceuticals, Inc., a California corporation (the “Company”), held its annual meeting of shareholders. The Company solicited proxies for the meeting pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. As of the April 1, 2010 record date for the annual meeting, there were 62,040,454 shares of the Company’s common stock outstanding.
The Company’s nominees for election to its board of directors as listed in the Company’s proxy statement were each elected to a one-year term, with the results of the voting as follows:

			Broker
		Votes	Non-
Nominee	Votes For	Withheld	Votes
Don M. Bailey	41,822,326	585,457	8,596,592
Neal C. Bradsher	41,589,281	818,502	8,596,592
Stephen C. Farrell	42,070,629	337,154	8,596,592
Louis Silverman	42,061,050	346,733	8,596,592
Virgil D. Thompson	41,467,283	940,500	8,596,592
The Company also requested shareholder ratification of the selection of Odenberg, Ullakko, Muranishi & Co. LLP (“OUM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. As indicated below, the proposal to ratify the appointment of OUM was approved:

	Votes	Votes
Description	For	Against	Abstain
Ratification of Appointment of OUM	49,913,185	1,062,352	28,838
As indicated in the above table, the proposal to ratify the appointment of OUM was approved.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2010	QUESTCOR PHARMACEUTICALS, INC.
	By:	/s/ Gary M. Sawka
Gary M. Sawka
Senior Vice President, Finance and Chief Financial Officer